[Logo for Arthur Andersen]

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                                                    Arthur Andersen & Co
                                                    Certified Public Accountants
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                                                    25/F Wing On Centre
                                                    111 Connaught Road Central
                                                    Hong Kong


September 25th, 1997

The Directors
Asia Electronics Holdings Co. Inc.
Xianyang Daming Electronic Co., Ltd.
Xianyang Yongxin Electronic Co., Ltd.
Xianyang Dnon Tech Special Electro Technique Co., Ltd.
Yantai Daewoo Electronic Components Co., Ltd.
70 Weiyang Road West
Xianyang
The People's Republic of China


Dear Sirs,

As independent public accountants, we hereby consent to the incorporation of our reports dated August 15, 1997 included in Asia Electronics Holdings Co. Inc.'s Registration Statement pursuant to Rule 462(b) and to all the references to our Firm included in the Registration Statement dated September 25, 1997.


Very truly yours,

/s/ Arthur Andersen & Co.